UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 21, 2007 (February 14, 2007)

PPG Industries, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-01687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania	15272
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 412-434-3131
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 14, 2007, the Officers-Directors Compensation Committee (the “Committee”) of the Board of Directors of PPG Industries, Inc. (the “Company”) approved annual incentive awards for 2006, and grants of stock options, performance-based restricted stock units (“RSUs”) and performance-based total shareholder return shares (“TSRs”) for 2007, to each of the following named executive officers:

	2006	2007
	Annual Incentive	Stock Option	2007	2007
	Awards	Awards	RSU Grants	TSR Grants
Charles E. Bunch Chairman and Chief Executive Officer	$2,185,000	100,000	22,500	22,500

William H. Hernandez Senior Vice President, Finance	$760,000	30,000	6,000	6,000

James C. Diggs Senior Vice President, General Counsel and Secretary	$585,000	25,000	5,000	5,000

J. Rich Alexander Senior Vice President, Coatings	$485,000	17,000	3,500	3,500

Kevin F. Sullivan Senior Vice President, Chemicals	$440,000	13,600	3,500	3,500
The performance period for the RSUs and TSRs referenced in the above table is 2007 through 2009. Otherwise, these grants are subject to the terms and conditions under the Company’s Omnibus Incentive Plan on file with the Securities and Exchange Commission as Exhibit 10.18 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006, except that, for the RSUs subject to the 2007 through 2009 performance period, the applicable performance criteria are 10% growth in earnings per share or 11% cash flow return on capital (rather than the 10% growth in earnings per share or 10% cash flow return on capital criteria applicable to RSUs subject to the 2006 through 2008 performance period).
Also on February 14, 2007, the Committee approved annual base salaries for the executive officers named in the above table, effective March 1, 2007: Mr. Bunch, $1,000,000; Mr. Hernandez, $500,000; Mr. Diggs, $455,000; Mr. Alexander, $400,000; and Mr. Sullivan, $360,000.

The Committee also approved the corporate performance criteria for determination of annual incentive awards for 2007 under the Company’s Omnibus Incentive Plan. The corporate performance criteria applicable to all annual incentive awards for 2007 are earnings per share, return on equity and return on capital. The actual awards payable for the fiscal year ending December 31, 2007, if any, will vary depending in part on the extent to which actual performance meets, exceeds, or falls short of all performance criteria approved by the Committee, including corporate performance, business unit performance and personal performance criteria, as applicable. Target awards for 2007 annual incentive awards have been set in accordance with past practice. Information regarding the compensation paid to the Company’s executive officers during the fiscal year ended December 31, 2006, will be contained in the Company’s definitive proxy statement for the 2007 Annual Meeting of Shareholders, currently anticipated to be filed with the Securities and Exchange Commission on or about March 5, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG Industries, Inc.

February 20, 2007	By:	/s/ James C. Diggs

	Name:	James C. Diggs
	Title:	Senior Vice President, General Counsel and Secretary